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                                                                    EXHIBIT 10.9

[COMSTAR LOGO]                   CORPORATE ACCEPTABLE USE POLICY ADDENDUM TO THE
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                                                                NETWORK SERVICES
                                                                       AGREEMENT

This document, when executed by you, is incorporated into the Comstar Network Services Agreement. In the event of any conflict between the terms of this Addendum, and the terms of the Comstar Network Services Agreement, the terms of this Addendum shall control. This Addendum, the Comstar Network Services Agreement, an accepted Sales Quote represent the entire agreement between us for the Services described in the Service Addendum(s).


Accepted By:


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Customer Signature



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Date


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Customer Name


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Title


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Company

INTRODUCTION

Our Internet Access Service (Service) provides high-speed dedicated Internet connectivity. We have certain legal and ethical responsibilities regarding the use of its computer network and equipment involved in these services.

System abuse is strictly prohibited. We may terminate your Service immediately and may bill you for any resulting charges if you, your employees or contractor(s) engage in system abuse.

This Acceptable Use Policy Addendum was created to help you understand our definition of system abuse. The examples listed here is not exclusive of all possible actions that may be deemed as abuse. You are asked only to use your best judgement.

ABUSE OF SERVICE

Actions which constitute system abuse include, but are not limited to:

Utilizing any service in the commission of a crime;

Attempting to circumvent user authentication of any host, network, or account on our systems or the Internet at large ("cracking");

Attempting in any way to interfere with or deny service to any user or any host on the Internet;

Forging Email or USENET header information to conceal your identity as the author, conceal the origination address of the Email, or conceal the host from which the Email was originated;

Sending of unsolicited mail messages, either commercial or non-commercial ("junk mail");

Forwarding or multiple posting of chain letters of any type;

Posting of inappropriate messages to USENET newsgroups e.g., posting large numbers of unsolicited Email indiscriminately ("spamming");


Attempt to cancel, supersede, or otherwise interfere with Email or USENET posts other than one's own; and

Engaging in harassment whether through language, frequency, or size of messages.

This Acceptable Use Policy is subject to revision at anytime that we determine a change is necessary. We will inform you of those changes by whatever means we deem most effective. It is your responsibility to ensure that the use of our network conforms to the policies currently in effect.

COOPERATION WITH LAW ENFORCEMENT

We will cooperate with Law Enforcement officials by providing whatever information they require, so long as they present authorization from a United States Court that has jurisdiction over the territory and subject matter that they are seeking.

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